UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
Form 8-K
Current Report
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): January 17, 2007
ALLIANCE SEMICONDUCTOR CORPORATION
(Exact name of registrant as specified in its charter)
000-22594
(Commission File Number)

Delaware (State or other jurisdiction of incorporation)	77-0057842 (I.R.S. Employer Identification No.)
2900 Lakeside Drive
Santa Clara, California 95054-2831
(Address of principal executive offices, with zip code)
(408) 855-4900
(Registrant’s telephone number, including area code)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events
On January 17, 2007, at the special meeting of the stockholders of Alliance Semiconductor Corporation (“Alliance”), a majority of Alliance’s outstanding shares were voted in favor of a proposal to adopt and approve the Purchase Agreement Regarding Limited Partnership Interest, dated as of December 1, 2006 (the “Purchase Agreement”) between QTV Capital Limited and Alliance (“QTV”).
Under the terms of the purchase agreement governing the transaction, QTV Capital Limited has agreed to pay $123.6 million in cash for all of the limited partnership and general partnership interests in the five Alliance partnerships, which collectively hold a number of private company investments.
Item 9.01 Financial Statements and Exhibits.
     (c) Exhibits.

Exhibit No.	Description

99.1	Press Release dated January 18, 2007.

SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ALLIANCE SEMICONDUCTOR CORPORATION
Date: January 18, 2007	By:	/s/ Melvin L. Keating
Melvin L. Keating
President and Chief Executive Officer

EXHIBIT INDEX

Exhibit No.	Description

99.1	Press Release dated January 18, 2007.